UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

DCP MIDSTREAM, LP

(Exact name of registrant as specified in its charter)

Delaware	03-0567133
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

370 17th Street, Suite 2500

Denver, Colorado 80202

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.95% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-221419

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 7.95% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Series C Preferred Units”) representing limited partner interests in DCP Midstream, LP (the “Partnership”) is set forth under the captions “Description of the Series C Preferred Units” and “Material U.S. Federal Income Tax Consequences” in the Partnership’s prospectus supplement dated October 2, 2018 and filed by the Partnership with the Securities and Exchange Commission (the “SEC”) on October 3, 2018 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, which prospectus supplement constitutes a part of the Partnership’s Registration Statement on Form S-3 (No. 333-221419) and which descriptions are hereby incorporated by reference herein. The summary descriptions of the Series C Preferred Units do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto, which are hereby incorporated by reference herein and may be amended from time to time.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the SEC.

Exhibit Number	Description of the Exhibit

1	Registration Statement on Form S-3 (Registration No. 333-221419), filed with the SEC on November 8, 2017 (incorporated herein by reference).

2	Prospectus Supplement, dated October 2, 2018, filed with the SEC pursuant to Rule 424(b)(5) on October 3, 2018 (incorporated herein by reference).

3	Certificate of Limited Partnership of DCP Midstream Partners, LP, dated August 5, 2005 (attached as Exhibit 3.1 to DCP Midstream Partners, LP’s Registration Statement on Form S-1 (File No. 333-128378) filed with the SEC on September 16, 2005) (incorporated herein by reference).

4	Certificate of Amendment to Certificate of Limited Partnership of DCP Midstream Partners, LP, dated January 11, 2017 (attached as Exhibit 3.1 to DCP Midstream Partners, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the SEC on January 17, 2017) (incorporated herein by reference).

5	Fourth Amended and Restated Agreement of Limited Partnership of DCP Midstream, LP, dated October 4, 2018 (attached as Exhibit 3.1 to DCP Midstream, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the SEC on October 4, 2018) (incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 4, 2018

DCP MIDSTREAM, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

	By:	DCP MIDSTREAM GP, LLC
its General Partner

		By:	/s/ Sean P. O’Brien
		Name:	Sean P. O’Brien
		Title:	Group Vice President and Chief Financial Officer